QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.01

[Kummer Kaempfer Bonner & Renshaw Letterhead]

September 10, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

        Re:        VendingData Corporation Amended and Restated 1999 Stock Option Plan
                      Registration Statement on Form S-8

Ladies and Gentlemen:

        As counsel to VendingData Corporation, a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of 2,000,000 shares (the "Shares") of common stock, $0.001 par value, of the Company and the proposed sale thereof. The Shares are to be issued and sold in connection with the Company's Amended and Restated 1999 Stock Option Plan.

        We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Company has the full power and authority under the laws of the State of Nevada, and under the Company's Articles of Incorporation and Bylaws, as amended, to issue the Shares and that such Shares are validly authorized shares of common stock of the Company, and when issued, upon receipt of payment therefor, will be legally issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

        We hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such registration statement.

Very truly yours,
/s/ KUMMER KAEMPFER BONNER & RENSHAW
KUMMER KAEMPFER BONNER & RENSHAW

QuickLinks

[Kummer Kaempfer Bonner & Renshaw Letterhead]